UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             May 4, 2005

NETBANK, Inc.

(Exact name of registrant as specified in its charter)

Georgia	0-22361	58-2224352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11475 Great Oaks Way, Alpharetta, GA		30022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code           770-343-6006

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On April 28, 2005, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of NetBank, Inc. (the “Company”) approved the Company’s Management Incentive Plan for 2005 (the “Bonus Plan”) and established performance criteria and maximum incentive bonus payments for executive officers under the Bonus Plan.  The Bonus Plan is filed as Exhibit 10.1 to this report on Form 8-K and incorporated herein by reference.  The Committee also established the 2005 base salaries for the Company’s executive officers as set forth in Exhibit 10.2 to this report on Form 8-K and incorporated herein by reference.

Incentive bonus payments to executive officers and other officers of the Company may be awarded under the Bonus Plan.  Under the Bonus Plan, the Committee established the maximum bonus level for each executive officer as a percentage of the participant’s base salary.  A participant’s bonus will be assessed against three generic categories: overall Company performance, line of business performance and individual performance, with each category being assigned a relative weight that may vary among participants. Within each of these three generic categories, the Committee established specified key performance measures (the “Performance Measures”) and various target levels (the “Target Metrics”) within each Performance Measure and determined the relative weight to be accorded to each Performance Measure and Target Metric.  Bonuses under the Bonus Plan are payable as a percentage of base salary based on actual performance relative to the various performance targets and weightings so established.

For 2005, the Committee based the overall Company Performance Measures and Target Metrics on earnings per share, number of customers and cross-sell ratio.  Line of business Performance Measures vary between business unit (which includes corporate) and executive officer responsibility and include such measures as expense management; income generation measures, including, as applicable,   income before taxes and net interest margin; quality control reporting; and systems and process implementation and improvements, including internal audit and Sarbanes-Oxley planning and integration.  Individual Performance Measures and Target Metrics for executive officers are based on items such as leadership, Company core values; cross-selling initiatives and interaction with the Board and other management.  The Committee established maximum potential bonuses for 2005 for executive officers ranging from 75% to 150% of base salary.  The maximum potential bonus for 2005 for each executive officer is set forth on Exhibit 10.2 to this report on Form 8-K and incorporated herein by reference.  For all executive officers other than the Chief Executive Officer, 2005 bonuses will be based on the relative weightings assigned by the Committee to each of   Company, line of business and individual performance categories and the relative weightings of the Performance Measures and Target Metrics with each of those categories.  The Chief Executive Officer’s 2005 bonus will be based solely on the overall Company Performance Measures and Target Metrics established by the Committee.

Also on April 28, 2005, the Board of Directors approved new compensation for non-employee directors as set forth on Exhibit 10.3 to this report on Form 8-K and incorporated herein by reference.  The new compensation reflects a $5,000 increase in the annual retainer and a 5,000-share increase in the annual option grant.

Item 2.02. Results of Operations and Financial Condition.

On May 4, 2005, the Company issued a press release regarding its financial results for the quarter ended March 31, 2005. The press release is attached as Exhibit 99.1 to this report on Form 8-K and incorporated herein by reference.

The information in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 2, 2005, the Company issued a press release announcing, among other things, that on April 28, 2005, T. Stephen Johnson submitted his resignation as a director of the Company, effective on April 29, 2005.  His service as a member of the Executive Committee terminated with his resignation as a director.  The Board of Directors of the Company expects to fill the vacancy after its Corporate Governance Committee completes its search and makes a recommendation.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits. The following materials are filed as exhibits to this current report.

Exhibit Number	Description of Exhibit
10.1	Management Incentive Plan, 2005 Plan Year
10.2	Executive Compensation Summary
10.3	Director Compensation Summary
99.1	First Quarter 2005 Earnings Announcement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetBank, Inc.
(Registrant)

Date:	May 4, 2005	/s/ Steven F. Herbert
(Signature)

Steven F. Herbert
Chief Financial Executive